Exhibit 10.12

THE LUBRIZOL CORPORATION

2005 Deferred Compensation Plan For Directors

(As Amended, November 9, 2010)

1. Purpose. The purpose of this 2005 Deferred Compensation Plan For Directors (the “Plan”) is to continue to permit any member of the Board of Directors (the “Participant”) of The Lubrizol Corporation (the “Company”), to defer all or a portion of the compensation earned as a director in calendar years beginning on or after January 1, 2005, until after the Participant separates from service as a director, all as provided in the Plan.

2. Administration. The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee’s interpretation and construction of all provisions of this Plan shall be binding and conclusive. In the event that a Participant is a member of the Committee, such Participant shall not participate in any decision of the Committee relating to that Participant’s participation in this Plan.

3. Right to Defer Compensation.

(a) Any director of the Company may, at any time prior to January 1 of a given calendar year, elect to defer under this Plan all, or such portion as the director may designate, of (i) that director’s annual retainer fee, (ii) the attendance fees for attending directors’ meetings or committees thereof and/or (iii) stock compensation under The Lubrizol Corporation 2005 Stock Incentive Plan. All compensation deferred shall be deferred on the day that such compensation would otherwise have been paid to the director.

(b) The election described in paragraph (a) shall be made by written notice delivered to the Vice President, Human Resources, of the Company specifying (i) the portion of designated compensation to be deferred for such year, (ii) time of distribution, and (iii) if applicable, the payment option.

(c) The election under this Section 3 shall take effect on the first day of the calendar year following the year in which the election is made. A new election must be made for each calendar year.

(d) Notwithstanding paragraphs (a), (b) and (c), the first year a Participant becomes eligible to participate in the Plan, he may make an initial deferral election within 30 days after he becomes eligible to participate but only with respect to compensation paid for services performed after the election.

4. Deferral of Cash Compensation.

(a) On the date the cash compensation (and effective January 1, 2008, stock compensation) deferred under the Plan would have become payable to the Participant in the absence of an election under the Plan to defer payment thereof, the amount of such deferred compensation shall be credited to a Stock Deferral Account and/or any of the Cash Deferral Account investment portfolios designated as available by the Committee from time to time. All Deferral Accounts shall be established and maintained for each Participant in the Company’s accounting books and records and the Company shall be under no obligation to purchase any investments designated by the Participant.

(b) Participant’s Cash Deferral Accounts shall be credited with any gains or losses equal to those generated as if the Participant’s Cash Deferral Account balances had been invested in the applicable investment portfolio(s) selected by the Participant

(c) A Participant’s deferred cash compensation (and effective for deferrals after January 1, 2008, stock compensation) credited to a Participant’s Stock Deferral Account shall be used to determine the number of full and fractional units (“Units”) representing Company Common Shares (“Shares”) which the deferred amount would purchase at the closing price for the Shares on the New York Stock Exchange (“NYSE”) composite transactions reporting system on the date that the deferred amount is credited pursuant to paragraph (a) and if Shares were not traded on that date on the NYSE, then such computation shall be made as of the first preceding day on which Shares were so traded. The Company shall credit the Participant’s Stock Deferral Account with the number of full and fractional Units so determined. A Participant’s Stock Deferral Account shall be administered in accordance with Section 5(b) through (e).

(d) A Participant may elect pursuant to rules established by the Committee to transfer a portion or all of the balance of any Deferral Account established under this Section 4 to any other such Deferral Account; provided, however, that effective April 28, 2008, any stock compensation deferred into the Plan will be allocated to a Stock Fund Account where it must remain for more than six months after deferral.

5. Deferral of Stock Compensation.

(a) Prior to January 1, 2008, at the time that Shares are distributable to a Participant, who has elected to defer the receipt thereof under Section 3, in lieu of Shares being issued, there shall be credited to a separate Stock Deferral Account for the Participant, full stock equivalent units (“Units”) which shall be established and maintained on the Company’s records. One Unit shall be allocated to the Stock Deferral Account for each such Share. The balance of a Stock Deferral Account established under this Section 5(a) pursuant to deferrals under Section 3 may not be transferred to any other Deferral Account.

(b) As of each dividend payment date established by the Company for the payment of cash dividends with respect to its Shares, the Company shall credit each separate Stock Deferral Account of a Participant with an additional number of whole and/or fractional Units equal to:

(i)	the product of (x) the dividend per Share which is payable with respect to such dividend payment date, multiplied by (y) the number of whole and fractional Units credited to the separate Stock Deferral Account of a Participant as of such payment date;

divided by

(ii) The closing price of a Share on the dividend payment date (or if Shares were not traded on that date, on the next preceding day on which Shares were so traded), as reported on the NYSE-composite tape.

(c) At no time prior to actual delivery of Shares pursuant to the Plan, shall the Company be obligated to purchase or reserve Shares for delivery of a Participant and the Participant shall not be a shareholder nor have any of the rights of a shareholder with respect to the Units credited to the Participant’s Stock Deferral Accounts.

(d) In the event of any change in the number of outstanding Shares by reason of any stock dividend, stock split up, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of Units in each separate Stock Deferral Account of a Participant shall be appropriately adjusted to take into account any such event.

6. Payment of Deferred Compensation.

(a) In the event a Participant separates from service prior to commencing to receive scheduled withdrawal payments of the Participant’s Deferral Accounts, such scheduled withdrawal payments, if any, that have not commenced pursuant to Section 7, and the amount selected by Participant to be paid upon a separation from service, shall be to the Participant in: (i) a single lump sum; (ii) annual, semi-annual or quarterly substantially equal installments over a period, not exceeding twenty (20) years; or (iii) a specified percentage in a lump sum followed by annual, semi-annual or quarterly substantially equal installments over a period, not exceeding twenty (20) years, as the Participant shall have selected pursuant to Section 3(b). Such periodic payments shall begin or the lump sum payment shall be made, as the case may be, from the Participant’s Deferral Accounts, at such time, within 60 days after not less than six (6) months nor more than twelve (12) months after the Participant’s separation from service, as the Participant shall have selected pursuant to Section 3(b); provided, however, that if Participant has not selected a payment option with respect to payment upon a separation from service, such amounts shall be paid in a lump sum within 60 days after the six-month anniversary after Participant’s separation from service. Installment payments made after the first installment or lump sum payment, as the case may be, will be made on the annual, semi-annual or quarterly anniversary of the first installment or lump sum payment, as the case may be, as elected pursuant to Section 3(b). Notwithstanding the foregoing, a Participant may elect not less than twelve (12) months prior to the Participant’s separation from service, to change the time or form of distribution of the Participant’s Deferral Accounts upon a separation from service; provided, however that any such change shall be invalid if the effect of such change is to accelerate distribution; provided, further that upon any such change, the distribution shall be paid at least five (5) years after the date originally selected pursuant to Section 3(b).

(b) The amount of each installment payable to a Participant from the Participant’s Cash Deferral Accounts shall be determined by dividing the aggregate balance of such Participant’s Cash Deferral Accounts by the number of periodic installments (including the current installment) remaining to be paid. Until a Participant’s Cash Deferral Accounts has been completely distributed, the balance thereof remaining, from time to time, shall be credited with gains and losses on a monthly basis as provided in Section 4(b).

(c) The amount of any installment payable to a Participant from the Participant’s Stock Deferral Accounts shall be determined by dividing the balance of the aggregate number of Units in the Participant’s Stock Deferral Accounts by the number of periodic installments (including the current installment) remaining to be paid and the quotient shall be the number of Shares that are payable. If the determination of the installment payable from the Participant’s Stock Deferral Accounts results in a fractional Share being payable, the installment payment shall exclude any such fractional Share payment except that, in the final installment payment, any such fractional Share shall be paid in cash in an amount as determined by the Committee. Until the Participant’s Stock Deferral Accounts have been completely distributed, the balance in the Stock Deferral Accounts shall continue to be credited with the dividend equivalents on such balances as provided in Section 5(b).

(d) In the event a Participant dies prior to receiving payment of the entire amount of the Participant’s Deferral Accounts, the unpaid balance shall be paid to such beneficiary as the Participant may have designated in writing to the Vice President, Human Resources, of the Company as the beneficiary to receive any such post-death distribution under the Plan or, in the absence of such written designation, to the Participant’s legal representative or to the beneficiary designated in the Participant’s last will as the one to receive such distributions. Distributions subsequent to the death of a Participant shall commence within 60 days after the death of the Participant in: (i) a single lump sum; (ii) annual, semi-annual or quarterly substantially equal installments over a period, not exceeding twenty (20) years; or (iii) a specified percentage in a lump sum followed by annual, semi-annual or quarterly substantially equal installments over a period, not exceeding twenty (20) years as elected by the Participant pursuant to Section 3(b) and the amount of each installment shall be computed as provided in Section 6(b), and (d) as the case may be; provided, however, that if Participant has not selected a payment option with respect to payment upon death, such amounts shall be paid to Participant’s beneficiary in a lump sum within 60 days after the death of the Participant. Installment payments made after the first installment or lump sum payment, as the case may be, will be made on the annual, semi-annual or quarterly anniversary of the first installment or lump sum payment, as the case may be, as elected pursuant to Section 3(b). Notwithstanding the foregoing, a Participant may elect not less than twelve (12) months prior to the Participant’s death, to change the time or form of distribution of the Participant’s Deferral Accounts; provided, however that any such change shall be invalid if the effect of such change is to accelerate distribution; provided, further that upon any such change, the distribution shall be paid at least five (5) years after the date originally selected pursuant to Section 3(b).

(e) Payments from the Cash Deferral Accounts shall be made in cash and payments from the Stock Deferral Accounts shall be made in Shares. The amount of any distribution pursuant to Sections 6 through 8 shall reduce the balance held in the Participant’s corresponding Deferral Accounts as of the date of such distribution. Installment payments shall be made pro-rata from a Participant’s Deferral Accounts.

7. Scheduled Withdrawal Accounts. Pursuant to Section 3, a Participant may elect to receive part or all of the Participant’s deferrals in accordance with Participant’s elections pursuant to Section 3(a)(i) and (ii) (and for all deferrals on or after January 1, 2008) for up to three scheduled withdrawal accounts and with respect to Participant’s deferrals prior to January 1, 2007 pursuant to Section 3(a)(iii) a Participant may elect to receive part or all of Participant’s deferrals in accordance with Participant’s elections for up to three scheduled withdrawal accounts,, each of which shall commence within 60 days after the date elected by the Participant pursuant to Section 3(b) in: (i) a single lump sum; (ii) annual, semi-annual or quarterly substantially equal installments over a period, not exceeding twenty (20) years; or (iii) a specified percentage in a lump sum followed by annual, semi-annual or quarterly substantially equal installments over a period, not exceeding twenty (20) years and the amount of each installment shall be computed as provided in Section 6(b), and (c) as the case may be. Notwithstanding the foregoing, a Participant may elect not less than twelve (12) months prior to the Participant’s date of the scheduled withdrawal, to change the time or form of distribution of the Participant’s Deferral Accounts, provided, however that any such change shall be invalid if the effect of such change is to accelerate distribution; provided, further that upon any such change, the distribution shall be paid at least five (5) years after the date originally selected pursuant to Section 3(b).

8. Unforeseen Emergency. The Committee may accelerate the distribution of part or all of one or more of a Participant’s Deferral Accounts for reasons of an unforeseeable emergency that cannot be met using other resources, as determined by the Committee pursuant to the terms of this Section 8. For purposes of the Plan, an unforeseeable emergency is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)); the loss of Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution based on severe financial hardship shall not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, local or foreign income taxes or penalties reasonably anticipated from the distribution).

9. Non-assignability. None of the rights or interests in any of the Participant’s Deferral Accounts shall, at any time prior to actual payment or distribution pursuant to the Plan, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, and such rights and interest shall not be subject to payment of debts by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

10. Interest of Participant. The Company shall be under no obligation to segregate or reserve any funds or other assets for purposes relating to the Plan and, except as set forth in this Plan, no Participant shall have any rights whatsoever in or with respect to any funds or other assets held by the Company for purposes of the Plan or otherwise. Each Participant’s accounts maintained for purposes of the Plan merely constitute bookkeeping entries on records of the Company, constitute the unsecured promise and obligation of the Company to make payments as provided herein, and shall not constitute any allocation whatsoever of any cash, shares or other assets of the Company or be deemed to create any trust or special deposit with respect to any of the Company’s assets. Notwithstanding the foregoing provisions, nothing in this Plan shall preclude the Company from setting aside Shares or funds in trust pursuant to one or more trust agreements between a trustee and the Company. However, no Participant shall have any secured interest or claim in any assets or property of the Company or any such trust and all Shares or funds contained in such trust shall remain subject to the claims of the Company’s general creditors.

11. Amendment. The Board of Directors of the Company, or the Organization and Compensation Committee may, from time to time, amend or terminate the Plan, provided that no such amendment or termination of the Plan shall adversely affect a Participant’s accounts as they existed immediately before such amendment or termination or the manner of distribution thereof, unless such Participant shall have consented thereto in writing. Notice of any amendment or termination of the Plan shall be given promptly to all Participants.

12. Plan Implementation. This Plan is adopted and effective for deferrals of compensation earned for calendar years beginning on or after January 1, 2005, and amended and restated January 1, 2008.

13. Section 409A Transition Elections. A Participant who prior to January 1, 2008 has made an initial deferral election under this Plan may change the form and/or time of payment with respect to any or all of such elections; provided however that (a) no such election may be made for amounts otherwise payable under this Plan during 2007, and (b) no payment pursuant to such election may be payable prior to May 1, 2008. A Participant who after January 1, 2008 but prior to January 1, 2009 has made an initial deferral election under this Plan may change the form and/or time of payment with respect to any or all of such elections; provided however that (a) no such election may be made for amounts otherwise payable under this Plan during 2008, and (b) no payment pursuant to such election may be payable prior to May 1, 2009.

14. Section 409A. The terms of this Plan will be interpreted as necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

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